GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number by the time of payment, the requester will withhold a portion of all such payments until a taxpayer identification number is provided to the requester. If the requester does not receive your taxpayer identification number within 60 days, such retained amounts will be remitted to the IRS as backup withholding and a portion of all reportable payments made to you thereafter will be withheld and remitted to the IRS until you provide a taxpayer identification number.


PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL broker transactions and interest and dividend payments include the following:

   o A corporation.
   o A financial institution.
   o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
   o The United States or any agency or instrumentality thereof.
   o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
   o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
   o An international organization or any agency, or instrumentality thereof.
   o A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
   o A real estate investment trust.
   o A common trust fund operated by a bank under section  584(a) of the Code.
   o An exempt  charitable  remainder  trust or a non-exempt  trust described in section 4947(a)(1).
   o An entity registered at all times under the Investment Company Act of 1940.
   o A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

   o Payments to nonresident aliens subject to withholding under section 1441.
   o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident alien partner.
   o Payments of patronage dividends not paid in money.
   o Payments made by certain foreign organizations.
   o Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

   o Payments of interest on obligations issued by individuals.
   o Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
   o Payments described in Code section 6049(b)(5) to non-resident aliens.
   o Payments on tax-free covenant bonds under section 1451 of the Code.
   o Payments  made by  certain  foreign  organizations.
   o Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding.

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.


PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER NAME AND IDENTIFICATION NUMBER TO GIVE THE PAYOR.

     The taxpayer identification number for an individual is the individual's social security number. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. The taxpayer identification number for an entity is the entity's employer identification number. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.



--------------------------------------------------------------------------------
                                                      GIVE THE NAME
FOR THIS TYPE OF ACCOUNT:                             AND TAXPAYER
                                                      IDENTIFICATION
                                                      NUMBER OF:
--------------------------------------------------------------------------------
 1. An individual's account                           The individual

 2. Two or more individuals (joint account)           The actual owner of the
                                                      account or, if combined
                                                      funds, any one of the
                                                      individuals (1)

 3. Husband and wife (joint account)                  The actual owner of the
                                                      account, or if joint
                                                      funds, either person (1)

 4. Custodian account of a minor (Uniform             The minor (2)
    Gift to Minors Act)

 5. Adult and minor (joint account)                   The adult or, if the
                                                      minor is the only
                                                      contributor, the
                                                      minor (1)

 6. Account in the name of guardian or                The ward, minor or
    committee for a designated ward, minor            incompetent person (3)
    or incompetent person

 7. a. The usual revocable savings trust              The grantor-trustee (1)
       account (grantor is also trustee)
    b. So-called trust account that is not a          The actual owner (1)
       legal or valid trust under State law
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                      GIVE THE NAME
FOR THIS TYPE OF ACCOUNT:                             AND TAXPAYER
                                                      IDENTIFICATION
                                                      NUMBER OF:
--------------------------------------------------------------------------------
 8. Sole proprietorship account                       The owner (4)

 9. A valid trust, estate or pension trust            The legal entity (Do not
                                                      furnish the identifying
                                                      number of the personal
                                                      representative or trustee
                                                      unless the legal entity
                                                      itself is not designated
                                                      in the account title.)(5)

10. Corporate account                                 The corporation

11. Association, club, religious, charitable,         The organization
    educational or other tax-exempt
    organization account

12. Partnership account                               The partnership

13. A broker or registered nominee                    The broker or nominee

14. Account with the Department of                    The public entity
    Agriculture in the name of a public entity
    (such as a State or local government,
    school district or prison) that receives
    agricultural program payments
--------------------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.